Exhibit 1

Oi S.A.

Corporate Taxpayers’ Registry (CNPJ/MF) No. 76.535.764/0001-43

Board of Trade (NIRE) No. 33.30029520-8

Publicly-Held Company

MINUTES OF ORDINARY GENERAL SHAREHOLDERS’ MEETING

Minutes of Ordinary General Shareholders’ Meeting of Oi S.A., held on March 21, 2013, presented in summary form in accordance with paragraph 1 of article 18 of the Bylaws:

1. Date, time and place: On March 21, 2013, at 10:00 a.m., at the headquarters of Oi S.A. (the “Company”), located at Rua General Polidoro, No. 99, 5th floor, in the City and State of Rio de Janeiro.

2. Agenda: (i) Acknowledge the Managers’ accounts, examine, discuss and vote on the Managers’ Report, Balance Sheet and Financial Statements, together with the Independent Auditors’ report and the report of the Fiscal Council, as of and for the fiscal year ended December 31, 2012; (ii) Examine, discuss and vote on the Managers’ Proposal for the allocation of the net profits for the fiscal year ended on December 31, 2012 and the distribution of dividends; (iii) Elect the members of the Fiscal Council and their respective alternates; and (iv) Determine the annual global compensation of the Managers and the members of the Fiscal Council of the Company.

3. Call Notice: Call notice published in the “Diário Oficial do Estado do Rio de Janeiro”, Part V, in the editions of February 19, 2013, page 32; February 20, 2013, page 28; and February 21, 2013, page 7; and in the newspaper “Valor Econômico,” National Edition, in the editions of February 19, 2013, page C12, February 20, 2013, page B11, and February 21, 2013, page C15, in accordance with article 124, preamble and paragraph 1, of Law No. 6,404/76. The Management Report, Balance Sheet and other Financial Statements and the Independent Auditors’ report and the opinion of the Fiscal Council as of and for the year ended on December 31, 2012 were fully published in the February 19, 2013 edition of the “Diário Oficial do Estado do Rio de Janeiro” and in the newspaper “Valor Econômico,” and were made available to shareholders on February 19, 2013, along with other documents and information relating to the Agenda, at the Company’s headquarters and at the CVM’s website in accordance with Article 133 of Law No. 6,404/76 and CVM Instruction No. 481/09.

4. Attendance: Shareholders of the Company representing at least 51% of the voting capital of the Company, according to records and signatures in the Shareholders’ Attendance Book. Also in attendance were Allan Kardec de Melo Ferreira (Company’s Fiscal Council representative), Tarso Rebello Dias and Maria Gabriela Campos da Silva Menezes Côrtes (Company representatives), as well as José Luis de Souza Gurgel (KPMG Auditores Associados representative).

This page is an integral part of the Minutes Of Ordinary General Shareholders’ Meeting of Oi S.A., held on March 21, 2013 at

10:00 a.m.

5. Chair: Having met the legal quorum, and in accordance with the provisions of Article 17 of the Company’s Bylaws, the Meeting was installed, with Maria Gabriela Campos da Silva Menezes Côrtes serving as president of the Meeting, an attorney-in-fact invested with specific powers, and Luciana de Assis Serra Alves, as secretary.

6. Decisions: Shareholders representing more than 51% of the voting capital of the Company present at the Meeting, decided as follows:

6.1. With respect to item i of the Agenda, to approve, by a majority of shareholders in attendance, the dissenting votes and abstentions having been registered, the Management Report, the Balance Sheet and other Financial Statements, together with the Independent Auditors’ report and the report of the Fiscal Council as of and for the year ended on December 31, 2012.

6.2. With respect to item ii of the Agenda, to approve, in accordance with the Management’s Proposal relating to the 2012 Financial Statements, by a majority of the shareholders in attendance, the dissenting votes and abstentions having been registered, the allocation of Net Income for the 2012 Fiscal Year in the amount of R$837,439,831.94, plus Accumulated Profits of R$103,563.49, totaling R$837,543,395.43, as follows: (1) to the mandatory dividend payment of preferred shares, the amount of R$416,685,232.66; and (2) to the payment of additional dividends, the amount of R$420,858,162.77. The dividends approved herein are equivalent to an amount of R$0.510688584430 per common share and R$0.510688584430 per preferred share. Shareholders holding shares on March 21, 2013, will be entitled to receive dividends. Beginning on March 22, 2013, the shares will ex-dividend. The dividends will be paid throughout 2013, beginning on March 28, 2013.

6.3. With respect to item iii of the Agenda, to approve, by a majority of shareholders, he dissenting votes and abstentions having been registered, to elect the following members of the fiscal council for a term ending on the date of the 2014 Ordinary General Shareholders’ Meeting: (1) as effective member, Mr. Sidnei Nunes, Brazilian, married, business administrator, bearer of identity card No. 11.581.938-1, issued by SSP/SP, registered under CPF/MF No. 011.355.928-37, with business address at Rua Angelina Maffei Vita, 200, 9th floor, Jardim Paulistano – São Paulo/SP – CEP: 01.489-900, and, as his alternate, Mr. Aparecido Carlos Correia Galdino, Brazilian, widower, business administrator, bearer of identity card No. 5.635.466, issued by SSP/SP, registered under CPF/MF No. 666.708.708-25, with business address at Rua Angelina Maffei Vita, 200, 9th floor, Jardim Paulistano – São Paulo/SP – CEP: 01.489-900; (2) as effective member, Mr. Allan Kardec de Melo Ferreira, Brazilian, widower, lawyer,

This page is an integral part of the Minutes Of Ordinary General Shareholders’ Meeting of Oi S.A., held on March 21, 2013 at

10:00 a.m.

bearer of identity card No. M-92.892, issued by SSP/MG, registered under CPF/MF No. 054.541.586-15, with business address at Av. Afonso Pena, 4121, suite 904, Serra - Belo Horizonte/MG – CEP: 30.130-009, and, as his alternate, Mr. Newton Brandão Ferraz Ramos, Brazilian, married, accountant, bearer of identity card No. 058.555-01, issued by CRC/MG, registered under CPF/MF No. 813.975.696-20, resident of the City of Belo Horizonte, State of Minas Gerais, with business address at Av. do Contorno, 8123 – Cidade Jardim – Belo Horizonte/MG - CEP: 30110-937; and (3) as effective member, Mr. Umberto Conti, Brazilian, single, economist, bearer of identity card No. 22.099.689-1, issued by SSP/SP, registered under CPF/MF No. 165.706.888-98, with address at SCN, Quadra 02, Bloco A, Edifício Corporate, CEP.: 70712-900, city of Brasília, Federal District, and, as his alternate, Mrs. Carmela Carloni Gaspar, Brazilian, married, economist, bearer of identity card No. 1969025, issued by SSP/DF, registered under CPF/MF No. 000.454.351-38, with address at SCN, Quadra 02, Block A, Edifício Corporate Financial Center, 11th floor, Asa Norte, city of Brasília, Federal District. Continuing with the vote, in accordance with the provisions of Article 161, paragraph 4, item “a”, of Law No. 6,404/76, the following member and alternate to the Fiscal Council were elected by a majority of the preferred shareholders in attendance, the controlling shareholder having abstained: as effective member, Mr. Marcos Duarte Santos, Brazilian, single, production engineer, bearer of identity card No. 08383583-5 issued by IFP/RJ, registered under CPF/MF No. 014.066.837-36, with address at Avenida Sernambetiba, 3600, block 5, apartment. 2103, Barra da Tijuca, Rio de Janeiro, RJ, and, as his alternate, Mr. Peter Edward Cortes Marsden Wilson, Brazilian, married, business administrator, with address at Rua Princesa Isabel 347, apartment 92, Campo Belo – São Paulo/SP, bearer of identity card No. 084.24.379-9 IFP/RJ, registered under CPF/MF No. 168.126.648-20. Also, in accordance with the provisions of Article 161, paragraph 4, item “a”, of Law No. 6,404/76, the following member and alternate to the Fiscal Council were elected by the minority shareholders, the controlling shareholder having abstained: as effective member, Mr. Manuel Jeremias Leite Caldas, Brazilian, married, economist, bearer of identity card No. 284123 issued by ME and registered under CPF/MF No. 535.866.207-30, with address at Av. Lucio Costa No. 6700/1103, Barra da Tijuca, Rio de Janeiro, and as his respective alternate, Mrs. Vanessa Montes de Moraes, Brazian, married, economist, bearer of identity card No. 12541009-2, issued by DIC/RJ, and registered under CPF/MF No. 092.490.537-97, with address at Praia de Botafogo No. 528, apartment 1110, Botafogo, Rio de Janeiro, RJ. The preferred and minority shareholders recognize that the election of the members of the Fiscal Council and their respective alternates took place without the participation of the controlling shareholder, either directly or indirectly. The President of the Meeting acknowledged receipt of the curricula and other relevant documents of the newly-elected members. It was stated during the voting that there are no obstacles of legal restrictions preventing any of the elected members from assuming office.

This page is an integral part of the Minutes Of Ordinary General Shareholders’ Meeting of Oi S.A., held on March 21, 2013 at

10:00 a.m.

6.4. With respect to item iv of the Agenda, to approve, by a majority of shareholders, he dissenting votes and abstentions having been registered, the management’s proposal to fix the compensation of the Managers for the following fiscal year, as follows: annual global compensation for the Board of Directors, the amount of up to R$6,765,293.00; annual global compensation for the Executive Officers of the Company, the amount of up to R$48,789,371.00, excluding any eventual benefits or profit sharing; and annual global compensation for the Fiscal Council of up to R$468,641.00, pursuant to paragraph 3 of Article 162 of Law No. 6,404/76.

7. Closing: With nothing further discussed, these minutes were drawn up, read, approved and signed by all of the shareholders in attendance at the Meeting, all abstentions and dissents having been recorded, and were authorized to be published without the signatures of the shareholders in attendance, pursuant to article 130, paragraph 2 of Law No 6,404/76. (/s/) Maria Gabriela Campos da Silva Menezes Côrtes – President of the Meeting; Luciana de Assis Serra Alves – Secretary of the Meeting; Allan Kardec de Melo Ferreira – representative of the Fiscal Council; Shareholders: TELEMAR PARTICIPAÇÕES S.A.; VALVERDE PARTICIPAÇÕES S.A. (represented by Ana Carolina dos Remédios Monteiro da Motta) / FUNDAÇÃO DOS ECONOMIARIOS FEDERAIS – FUNCEF (represented by Carolina Rabelo de Souza) / BRATEL BRASIL S.A. (represented by Ana Laura Svartman) / BNDES PARTICIPACOES SA BNDESPAR (represented by Andres Sobalvarro Cortes da Silveira) / THE BANK OF NEW YORK ADR DEPARTMENT (represented by Danielle Catherine Muniz) / CAIXA DE PREVIDENCIA DOS FUNCIONARIOS DO BANCO DO BRASIL – PREVI (represented by Felipe de Abreu Caceres) / VANESSA MONTES DE MORAES / HELIO ALBANO ARAUJO / GILBERTO SOUZA ESMERALDO / JOSE FERNANDES / RHODES FUNDO DE INVESTIMENTO EM AÇÕES; ARGUCIA ENDOWMENT FUNDO DE INVESTIMENTO MULTIMERCADO; SPARTA FUNDO DE INVESTIMENTO EM AÇÕES; ARGUCIA INCOME FUNDO DE INVESTIMENTO EM AÇÕES (represented by Vanessa Montes de Moraes) / NUCLEO III BNY MELLON ARX FUNDO DE INVESTIMENTO EM AÇÕES; FUNDO DE INVESTIMENTO EM AÇÕES TOP ATLAS; FUNDO DE INVESTIMENTO EM AÇÕES SABESPREV BMA INCOME; BNY MELLON ARX MODENA INSTITUCIONAL GEAP FUNDO DE INVESTIMENTO EM AÇÕES; BNY MELLON CELOS FUNDO DE INVESTIMENTO MULTIMERCADO; BNY MELLON ARX INCOME FUNDO DE INVESTIMENTO DE AÇÕES; BNY MELLON CAPIBARIBE FUNDO DE INVESTIMENTO EM AÇÕES; BARCLAYS BANK PLC;POLO FUNDO DE INVESTIMENTO EM AÇÕES; POLO NORTE FUNDO DE INVESTIMENTO MULTIMERCADO; POLO MACRO FUNDO DE INVESTIMENTO MULTIMERCADO; VINSON FUND LLC; CITIPREVIDÊNCIA CORPORATE C25 FDO DE INVEST MULTIMERCADO; IU WESTERN ASSET CORPORATE RV 25 FUNDO DE INVESTIMENTO MULTIMERCADO;TOP CONDOR FUNDO de INVESTIMENTO EM AÇÕES; CITIPREVIDENCIA C25 FUNDO DE INVESTIMENTO MULTIMERCADO; LEG MASON PREV IBRX ATIVO AÇÕES FUNDO DE INVESTIMENTO; JJSP FUND III FUNDO DE INVESTIMENTO MULTIMERCADO; LEGG MASON LONG & SHORT MULTIMERCADO FDO DE INVESTIMENTO; ICATU SEG COMPOSTO 30 FUNDO DE

This page is an integral part of the Minutes Of Ordinary General Shareholders’ Meeting of Oi S.A., held on March 21, 2013 at

10:00 a.m.

INVESTIMENTO MULTIMERCADO PREVIDENCIÁRIO; ICATU SEG NW MULTI I FUNDO DE INVESTIMENTO MULTIMERCADO; VIC IBRX - FUNDO DE INVESTIMENTO EM AÇÕES ;LEGG MASON PORTFÓLIO AÇÕES FUNDO DE INVESTIMENTO; ICATU SEG APOSENTADORIA IBRX ATIVO AÇÕES FUNDO DE INVESTIMENTO; COMSHELL WA FUNDO DE INVESTIMENTO EM AÇÕES;COMSHELL WA BD - FUNDO DE INVESTIMENTO MULTIMERCADO;WESTERN ASSET RADICE III FUNDO DE INVESTIMENTO EM AÇÕES; LEGG MASON METLIFE PREV BALANCEADO FUNDO DE INVESTIMENTO MULTIMERCADO; WESTERN ASSET INSTITUCIONAL 50 AÇÕES FUNDO DE INVESTIMENTO EM AÇÕES;LEGG MASON MASTER SUSTENTABILIDADE EMPRESARIAL FUNDO DE INVESTIMENTO EM AÇÕES; LEGG MASON MASTER DIVIDENDOS FDO DE INVEST EM AÇÕES; AQUILA 3 FUNDO DE INVESTIMENTO MULTIMERCADO; TALER DIVIDENDO FUNDO DE INVESTIMENTO EM AÇÕES; MALIBU FUNDO DE INVESTIMENTO EM AÇÕES; TURQUOISE DC PLAN FUNDO DE INVESTIMENTO EM AÇÕES PREVIDENCIÁRIO; TOPAZ DB PLAN FUNDO DE INVESTIMENTO EM AÇÕES PREVIDENCIARIO; FUNDO DE INVESTIMENTO EM AÇÕES HBRP IBRX III ATIVO; FUNDO DE INVESTIMENTO MAIS VIDA MULTIMERCADO II CRÉDITO PRIVADO;FUNDO DE INVESTIMENTO EM AÇÕES SABESPREV DIVIDENDOS; LIFE FUNDO DE INVESTIMENTO EM AÇÕES; FUNDO DE INVESTIMENTO EM AÇÕES WESTERN ASSET DIVIDENDOS CEARÁ;ARROWSTREET US GROUP TRUST; CAPITAL EMERGING MARKETS TOTAL OPPORTUNITIES FUND;CAPITAL GUARDIAN ALL COUNTRY WORLD EQUITY FUND FOR TAX-EXEMPT TRUSTS; CAPITAL GUARDIAN EMERGING MARKETS EQUITY DC MASTER FUND; CAPITAL GUARDIAN EMERGING MARKETS EQUITY FUND FOR TAX-EXEMPT TRUSTS; CAPITAL GUARDIAN EMERGING MARKETS RESTRICTED EQUITY FOR TAX EXEMPT TRUSTS; CAPITAL GUARDIAN EMERGING MKS TOTAL OPPORTUNITIES FD FOR TAX-EXEMPT TRUSTS; CAPITAL GUARDIAN EMPLOYEE BENEFIT INVESTMENT TRUST; CAPITAL GUARDIAN INTERNATIONAL ALL COUNTRIES EQUITY FUND FOR TAX-EXEMPT TRUSTS; CAPITAL GUARDIAN INTERNATIONAL ALL COUNTRIES EQUITY MASTER FUND; CAPITAL INTERNATIONAL EMERGING ECONOMIES; CAPITAL INTERNATIONAL EMERGING MARKETS FUND;CAPITAL INTERNATIONAL FUND JAPAN; CAPITAL INTERNATIONAL PORTFOLIOS;CITY OF PHILADELPHIA PUBLIC EMPLOYEES RETIREMENT SYSTEM; EMERGING MARKETS GROWTH FUND INC; FLEXSHARES MORNINGSTAR EMERGING MARKETS FACTOR TILT INDEX FUND; JNL/CAPITAL GUARDIAN GLOBAL BALANCED FUND; JNL/MELLON CAPITAL MANAGEMENT EMERGING MARKETS INDEX FUND; NORGES BANK; PUBLIC EMPLOYEES RETIREMENT ASSOCIATION OF NEW MEXICO; SBC MASTER PENSION TRUST; SCHRODER INTERNATIONAL SELECTION FUND;SOUTHERN COMPANY SYSTEM MASTER RETIREMENT TRUST; STATE OF NEW MEXICO STATE INVESTMENT COUNCIL; STATE OF WYOMING; STICHTING DEPOSITARY APG EMERGING MARKETS EQUITY POOL; THE BOEING COMPANY EMPOLYEE RETIREMENT PLANS MASTER TRUST; THE MASTER TRUST BANK OF JAPAN, LTD. AS TRUSTEE OF MTBJ400045835; VANGUARD INVESTMENT SERIES, PLC;VANGUARD TOTAL INTERNATIONAL STOCK INDEX FUND, A SERIES OF VANGRD STAR FDS; Abu Dhabi Retirement Pensions and Benefits Fund; Advanced Series Trust - Ast Parametric

This page is an integral part of the Minutes Of Ordinary General Shareholders’ Meeting of Oi S.A., held on March 21, 2013 at

10:00 a.m.

Emerging Markets Equity Portfolio; Advisors’ Inner Circle Fund - Acadian Emerging Markets Portfolio; AGF Investments INC; Alameda County Employees Retirement Association; Alaska Permanent Fund; Athem Insurance Companies, Inc. Master Trust; AT&T Savings Group Investment Trust; AT&T Union Welfare Benefit Trust; Bellsouth Corporation RFA VEBA Trust; Bellsouth Corporation RFA VEBA Trust For Non-Representable Employees; Best Investment Corporation; Blackrock CDN MSCI Emerging Markets Index Fund; Blackrock Institutional Trust Company, N.A.; Bristol-Myers Squibb Company Master Trust; Caisse de Depot et Placement du Quebec; Canada Pension Plan Investment Board;Capital International - International Equity;Centurylink, Inc. Defined Benefit Master Trust; CF DV Emerging Markets Stock Index Fund; City of New York Group Trust; College Retirement Equities Fund; Commonwealth of Pennsylvania Public School Employees’ Retirement System; Compass AGE LLC; County Employees Annuity and Benefit Fund of the Cook County; DBX MSCI Brazil Currency-Hedged Equity Fund; Delta Lloyd L Cyrte Latam Fund; Dow Retirement Group Trust; Dreyfus International Funds, Inc. - Dreyfus Brazil Equity Fund; Eaton Vance Collective Investment Trust for Employees Ben. Plans - Emerging Markets Equity Fund; Eaton Vance International (Ireland) Parametric Emerging Markets Core Fund; Eaton Vance Parametric Structured Emerging Markets Fund; Eaton Vance Parametric Tax-Managed Emerging Markets Fund; Emerging Markets Equity Index Master Fund; Emerging Markets Equity Index Plus Fund; Emerging Markets Equity Trust 1; Emerging Markets Equity Trust 4; Emerging Markets Ex-Controversial Weapons Equity Index Fund B; Emerging Markets Index Non-Lendable Fund; Emerging Markets Index Non-Lendable Fund B; Emerging Markets Sudan Free Equity Index Fund; Employees Retirement Plan of Brooklyn Union Gas; Evangelical Lutheran Church in America Board of Pensions; Fidelity Salem Street Trust: Fidelity Series Global EX U.S. Index Fund; Fidelity Salem Street Trust: Spartan Emerging Markets Index Fund; Fidelity Salem Street Trust: Spartan Global EX U.S. Index Fund; First Trust Brazil Alphadex Fund; First Trust Emerging Markets Alphadex Fund; Evolution Fundo de Investimento em Ações (represented by Anderson Carlos Koch).

These minutes are an accurate copy of the original minutes recorded in the Company’s own books.

Rio de Janeiro, March 21, 2013.

Luciana de Assis Serra Alves

Secretary of the Meeting

This page is an integral part of the Minutes Of Ordinary General Shareholders’ Meeting of Oi S.A., held on March 21, 2013 at

10:00 a.m.